Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 11, 2011, relating to the consolidated financial statements of GenMark Diagnostics, Inc. and subsidiaries (formerly Osmetech plc and subsidiaries) appearing in the Prospectus included in Registration Statement No. 333-174524.

/s/ Deloitte & Touche LLP

San Diego, CA

June 17, 2011